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                                                                  EXHIBIT 11(b)



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders of
AIM Tax-Exempt Funds, Inc.:

We consent to the use of our reports on the AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund, AIM Tax-Exempt Bond Fund of Connecticut and AIM High Income Municipal Fund dated May 1, 1998 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectus and "Audit Reports" in the Statement of Additional Information.


                                                     /s/ KPMG PEAT MARWICK LLP
                                                     KPMG Peat Marwick LLP



Houston, Texas
July 29, 1998